Exhibit 10.4

EXECUTION VERSION

SPONSOR FORFEITURE AGREEMENT

This Sponsor Forfeiture Agreement (this “Agreement”) is entered into as of November 30, 2022, by and between Iris Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”) and Iris Acquisition Corp, a Delaware corporation (the “SPAC”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Sponsor currently holds 4,177,778 Private Placement Warrants;

WHEREAS, on November 30, 2022, Iris Parent Holding Corp., a Delaware corporation (“ParentCo”), SPAC, Liminatus Pharma Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ParentCo, SPAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ParentCo, and Liminatus Pharma, LLC, a Delaware limited liability company entered into that certain Business Combination Agreement (the “Business Combination Agreement”), which provides, among other things, that, upon the terms and subject to the conditions thereof, (i) Liminatus Merger Sub will be merged with and into the Company, with the Company as the surviving entity and a wholly owned subsidiary of ParentCo, and (ii) immediately following the transaction described in (i), SPAC Merger Sub will be merged with and into SPAC, with SPAC surviving the SPAC Merger as a direct wholly owned subsidiary of ParentCo; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.            Immediately prior to the Closing and after giving effect to the redemption of SPAC Shares, Sponsor hereby agrees that 100% of the Private Placement Warrants held by Sponsor (4,177,778 Private Placement Warrants) shall be automatically forfeited by Sponsor.

2.            The Sponsor hereby represents and warrants to SPAC that the Sponsor owns, and holds of record, all of the Private Placement Warrants, free and clear of all Liens and other obligations in respect of the Private Placement Warrants, other than those imposed under the Sponsor or the SPAC’s Governing Documents.

3.            No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of the other parties hereto. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Sponsor, SPAC, and their respective legal representatives, successors and assigns.

Sponsor hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of its jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s corporate and organizational powers and have been duly authorized by all necessary corporate and organizational actions on the part of Sponsor. This Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof.

4.            Any notice, consent, or request to be given in connection with any of the terms or provisions of this Agreement shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Sponsor or SPAC:

Iris Acquisition Holdings LLC
c/o Iris Acquisition Corp
3rd Floor Zephyr House

122 Mary Street, George Town

PO Box 10085

Grand Cayman KY1-1001, Cayman Islands
Attention: Sumit Mehta
E-mail: sumit.mehta@arrcap.com

with a copy (which shall not constitute notice) to:

Holland & Knight LLP

One Arts Plaza

1722 Routh Street

Suite 1500

Dallas, TX 75201

Attention: Chauncey M. Lane

Email: Chauncey.Lane@hklaw.com

5.            This Agreement shall immediately terminate, without any further action by the parties hereto, at such time, if at all, that the Business Combination Agreement is terminated in accordance with its terms.

6.            Section 11.1 (Amendment and Waiver), Section 11.5 (Severability), Section 11.7 (Entire Agreement), Section 11.8 (Counterparts; Electronic Delivery), and Section 11.9 (Governing Law; Waiver of Jury Trial; Jurisdiction) of the Business Combination Agreement are hereby incorporated into this Agreement, mutatis mutandis, as though set out in their entirety in this paragraph 7.

[Signature pages to follow]

[Signature Page to Forfeiture Agreement]

In Witness Whereof, this Agreement has been duly executed and delivered by each Party as of the date first above written.

SPONSOR:

Iris Acquisition Holdings LLC

By:	/s/ Sumit Mehta
Name:	Sumit Mehta
Title:	Authorized Representative

SPAC:

Iris Acquisition Corp

By:	/s/ Sumit Mehta
Name:	Sumit Mehta
Title:	Authorized Representative

[Signature Page to Forfeiture Agreement]